Exhibit 10.4

LICENCE AGREEMENT

MEMORANDUM OF AGREEMENT ENTERED INTO BETWEEN:

THE CSIR

a statutory council, duly established under Act 46 of
1988, through its Operating Unit of Defence Peace
Safety & Security (DPSS) herein represented by
Andre Nepgen in his capacity as Executive Director
and he being duly authorised thereto

(hereinafter referred to as “the LICENSOR”)

and

FORCE PROTECTION TECHNOLOGIES INC.
(Registration No. Nevada C18478-2002)

a company incorporated under the laws of Nevada
with its principal place of business at 9801 Hwy 78,
Ladson, South Carolina 29456, United States of
America, herein represented by Mr. Gordon
McGilton in his capacity as President and he being
duly authorized thereto

(hereinafter referred to as “the LICENSEE”)

WHEREAS:

a)                                      the LICENSOR has developed technology for the protection of wheeled and tracked vehicles against landmines and improvised explosive devices (“IED’s”) (herein referred to as “the TECHNOLOGY”), which specifically means the invention forming the subject matter of the PATENT, and which is under the control of the LICENSOR at the COMMENCEMENT DATE of this agreement;

b)                                     the LICENSEE is desirous of obtaining a licence from the LICENSOR to perform internal research and development (which rights extend to tests and assessment of the potential market for products utilizing the TECHNOLOGY at PROOF OF CONCEPT stage) and after PROOF OF CONCEPT to EXPLOIT the PATENT in the TERRITORY;

c)                                      the PARTIES negotiated and reached agreement regarding the intellectual property rights to be licensed to the LICENSEE; the EXPLOITATION of the PATENT by the LICENSEE; and the consideration payable by the LICENSEE to the LICENSOR.

NOW WHEREFORE the PARTIES hereby record their agreement as follows:

1.                                       PREAMBLE

The PARTIES confirm the correctness of the preamble to this agreement, which forms an integral part thereof.

2.                                       SCOPE OF THIS AGREEMENT

2.1                               This agreement sets out the terms for the granting of:

2.1.1                      A fully paid up sole license (“License 1”) is granted to LICENSEE for internal use and development purposes. Under this License 1, the LICENSEE has the sole right (i.e. other than LICENSOR) to perform research and development, and/or conduct tests to verify, test or develop any aspect of the TECHNOLOGY and to assess the market for products utilizing the TECHNOLOGY at “Proof of Concept” stage. License 1 comes into effect upon satisfaction of the suspensive condition stipulated in clause 4 below and expires after 12 months or at PROOF OF CONCEPT, whichever comes earliest, unless extended in writing between the PARTIES.

2.1.2                      Subject to the provisions of clause 5, an exclusive license (Licence 2) will be granted to LICENSEE to EXPLOIT the PATENT in the TERRITORY. License 2 comes into effect upon the PARTIES agreeing in writing that PROOF OF CONCEPT has been attained.

2.2                                The PARTIES enter into this agreement as independent contractors and nothing herein contained shall be interpreted as establishing a partnership or joint venture between the PARTIES.

2.3                                Neither PARTY shall be entitled to present itself as the agent or representative of the other PARTY and neither PARTY shall enter into any agreement or incur any liability on behalf of the other PARTY, unless specifically authorised thereto.

3.                                      DEFINITIONS AND INTERPRETATION

3.1                                In this agreement, unless inconsistent with or otherwise indicated by the context:

3.1.1                       “COMMENCEMENT DATE” shall mean the date from which this agreement will be effective, being the date of fulfilment of the suspensive conditions as provided for in clause 4;

3.1.2                      “EXPLOIT” shall mean the manufacture, marketing, sale, offer for sale, use and import of the PRODUCTS in commercial quantities through the application of the TECHNOLOGY by the LICENSEE, and “EXPLOITATION” and “EXPLOITING” shall have corresponding meanings;

3.1.3                      “PARTIES” shall mean the LICENSOR and the LICENSEE, respectively, and “PARTY” shall have a corresponding meaning;

3.1.4                      “PATENT” shall mean LICENSOR’s “Track and wheel protection against landmines” patent as described in PCT Patent Application PCT/IB2004/001717, and all subsequent patent applications in the TERRITORY dependent on this patent application or deriving priority from this patent application, all patents issued in the TERRITORY from any of the foregoing applications, and all reissues and extensions of any such patents.

3.1.5                      “PRODUCTS” shall mean a wheel or track that incorporates or employs the TECHNOLOGY in any way.

3.1.6                      “PROOF OF CONCEPT” shall mean test piece manufacture of part of a wheel and/or a complete wheel, the testing of such test pieces, and/or the quantification or demonstration of the level of protection provided to demonstrate the principle of operation of the TECHNOLOGY, but does not include optimization of a prototype or the determination of the limits of protection performance;

3.1.7                       “ROYALTY YEAR” shall mean a period of 12 (twelve) calendar months, starting on the first day of April of each calendar year;

3.1.8                      “SALES” shall mean sales of the PRODUCT by the LICENSEE or any of its affiliates, partners, sub-contractors or the like, to a third party and shall include PRODUCTS sold, rented, leased or otherwise exchanged for value and such PRODUCTS employ the TECHNOLOGY as part of the design; or rendering of commercial services using the TECHNOLOGY in any manner.

3.1.9                      “TECHNOLOGY” shall mean processes, know-how and technologies pertaining to the protection of wheeled and tracked vehicles against landmines and IED’s as disclosed and claimed in the PATENT.

3.1.10                “TERRITORY” shall mean, for purposes of License 2, the United States of America, its territories and possessions (“USA”), Canada, the United Kingdom (“UK”), France, Germany, Israel and the Republic of South Africa (“RSA”), or as amended from time to time in terms of the provisions of this agreement.

3.2                                 In this agreement, unless the context otherwise indicates:

3.2.1                       the headings to clauses of this agreement are inserted for reference purposes only and shall in no way govern or affect the interpretation thereof;

3.2.2                      any annexures to this agreement form an integral part hereof and words and expressions defined in this agreement shall, unless the context otherwise requires, bear the same meaning in such schedules;

3.2.3                      unless the context clearly indicates a contrary intention, words importing the singular shall include the plural and vice versa;

3.2.4                      reference to any one gender shall include the other gender and any reference to a natural person shall include a legal persona and vice versa;

3.2.5                      where the day on or by which anything is to be done is not a business day, it shall be done on or by the first day thereafter;

3.2.6                       any number of days is prescribed in this agreement, these shall be reckoned as calendar days, exclusively of the first, inclusively of the last day, unless the last day falls on a weekend or on a public holiday, in which case the last day shall be the next succeeding day which is not a weekend or a public holiday.

4.                                       SUSPENSIVE CONDITIONS

4.1                               This Agreement is subject to the following suspensive condition:

4.1.1                      That all approvals required by the South African Reserve Bank for the rights granted in terms of this agreement are obtained within 6 (six) months from the date of signature of this agreement. The date of fulfilment of the suspensive condition, shall be the COMMENCEMENT DATE of this agreement.

4.1.2                      The suspensive condition is established for the benefit of the LICENSOR, and no waiver of the suspensive condition or any part thereof shall be binding, unless similarly reduced to writing and signed by the PARTIES.

4.1.3                      Should the suspensive conditions not be fulfilled within the specified time period, or any mutually agreed written extension thereof, this agreement shall be null and void ab initio, and no obligations shall lie reciprocally between the PARTIES, save for the LICENSEE being required to immediately return all matter relating to the TECHNOLOGY and the intellectual property of the LICENSOR, which may have been delivered to LICENSEE by LICENSOR.

5.                                       LICENCED RIGHTS

5.1                               The LICENSOR hereby grants to the LICENSEE License 1 as provided for in clause 2.1.1.

5.2                               The LICENSOR hereby grants to the LICENSEE, subject to PROOF OF CONCEPT, License 2 as set out in clause 2.1.2, being:

5.2.1                        an exclusive licence to EXPLOIT the PATENT in the USA, Canada, the UK, France, Germany and Israel; and

5.2.2                        a non-exclusive licence to EXPLOIT the PATENT in the RSA

subject to the terms and conditions as set out in this agreement.

5.3                               The license allows for the manufacturing and sale of PRODUCTS in any country forming part of the TERRITORY, save for the RSA where any PRODUCTS sold must also be at least manufactured in part, or assembled, in the RSA. Export by or for LICENSEE of PRODUCTS from a country in the TERRITORY to a country outside the TERRITORY shall be subject to the prior written approval of LICENSOR and such approval shall only be denied in the event that:

5.3.1                      LICENSOR has granted exclusive rights in that country to a third party with respect to the PATENT or the TECHNOLOGY and such third party’s rights may be infringed by LICENSEE’s intended export to that country, or

5.3.2                      Statutory or regulatory restriction on defence-related technology supply to the specific country outside the TERRITORY prevents such exports.

5.4                               Should the LICENSEE fail to achieve a consistent level of sales as set out in the table below (“the minimum royalty”) through the application of the TECHNOLOGY and fail to pay over to the LICENSOR the balance between actual sales achieved and the specific minimum royalty fee, the LICENSOR shall have the right to, in its sole discretion, convert the exclusive nature of License 2 for a specific country in the TERRITORY as provided for in 5.2.1 to a non-exclusive license, or terminate the license.

Countries forming part of the TERRITORY	Minimum royalty payments to retain exclusivity
USA Canada	US$ 100 000 in year 1 of the Licence US$ 120 000 in year 2 of the Licence US$ 150 000 per annum thereafter
UK France Germany	US$ 100 000 total by end of year 2 US$ 100 000 in year 3 of the Licence US$ 120 000 per annum thereafter
Israel	US$ 50 000 in year 1 of the Licence US$ 100 000 per annum thereafter
South Africa	No minimum royalty fee due to non-exclusivity of the licence

5.4.1                      For the first 3 (three) years after the COMMENCEMENT DATE, royalty payments from any one country in the TERRITORY in excess of that country’s minimum royalty payment, may be calculated towards the minimum royalty payment of any other country in the TERRITORY where the minimum royalty payment has not been attained in that ROYALTY YEAR. Thereafter, each country’s minimum royalty must be attained from sales in that country in order to maintain exclusivity of this licence.

5.5                                 The LICENSOR is entitled to call from time to time for information on the endeavours being made by the LICENSEE and is entitled on reasonable notice and by appointment to enter the premises of the LICENSEE to inspect work being done and to receive information in reply to any relevant inquiry made by it.

5.6                                 On the termination of this agreement:

(i)                                   The LICENSEE must do all things reasonably required by the LICENSOR to protect its rights, titles and interests in the PATENT and other intellectual property owned by LICENSOR;

(ii)                                All improvements made to the TECHNOLOGY by either PARTY and which form the subject of any claim in a patent or patent application anywhere in the world that is dependent on the PATENT, and/or any investments made by LICENSOR in the course thereof, will remain the property of the LICENSOR and the LICENSEE may make no claim in respect of them;

(iii)                             or at any time before such termination at the request of the LICENSOR, the LICENSEE must promptly return to the LICENSOR:

(a)                                  all specifications, samples, drawing, films, pamphlets, catalogues, advertising material and other materials, documents and papers of any nature sent to the LICENSEE by the LICENSOR relating to the TECHNOLOGY or the business of the LICENSOR (other than correspondence between the PARTIES) which the LICENSEE may have in its possession or under its control; and

(b)                                 a copy of separate books of account and records relating to the licence kept in accordance with clause 11 suitable for the purpose of LICENSOR keeping record of the parties and countries whom PRODUCTS were sold to. For the avoidance of doubt it is specifically recorded that this provision 5.6 (iii) (b) does not include the original records and books of the LICENSEE but pertains to copies of records required to be kept for regulatory and statutory purposes.

5.7                               Within 30 days after the date on which termination of this agreement takes effect, the LICENSEE must, at its own cost, promptly return to the LICENSOR or otherwise dispose of as the LICENSOR instructs, those of the PRODUCTS and specifications and any parts which the LICENSEE may have in its possession or under its control and which are the property of the LICENSOR.

5.8                               If, on termination of this agreement, LICENSEE has PRODUCTS in stock that are the property of LICENSEE or a LICENSEE customer, LICENSEE may sell or deliver, as the case may be, such PRODUCTS in the TERRITORY within 12 (twelve) months after such termination provided LICENSEE pays to LICENSOR applicable royalties under clause 9.3.

6.                                      TITLE TO THE INTELLECTUAL PROPERTY

6.1                               The LICENSEE acknowledges that all right, title and interest in and to the PATENT vests in the LICENSOR and that it has no claim of any nature in and to the PATENT or any other intellectual property owned by LICENSOR. The LICENSEE shall not at any time during or after termination or cancellation of this agreement dispute the validity or enforceability of such rights or of the PATENT, or cause to be done any act contesting or in any way impairing or tending to impair any part of that right, title and interest in the PATENT and shall not counsel or assist any other person to do so.

6.1.1                      LICENSOR will have first right of refusal to patent an improvements made by LICENSEE to the TECHNOLOGY at its own cost, in those countries forming part of the TERRITORY where LICENSEE has EXPLOITATION rights. LICENSOR shall grant LICENSEE an exclusive royalty-free licence under such patents in all countries in the TERRITORY except RSA and a non-exclusive, royalty-free licence in RSA on condition that LICENSEE contributes 50% (fifty per cent) of the bona fide patenting expenses in each such country where a royalty-free licence is granted. In the event that LICENSOR elects not to apply for or to maintain patents in the TERRITORY on improvements made by LICENSEE, then LICENSEE may apply for, own and maintain such patents.

6.1.2                      LICENSOR will own all improvements made by it. Such improvements made by LICENSOR and related patents will, subject to any statutory or regulatory approvals required be licensed to LICENSEE in the TERRITORY, subject to the terms of this agreement including the royalty provisions, provided the PARTIES are able to agree on the minimum royalty payable in respect of the licence to such improvements.

6.2                                The LICENSOR does, however, grant the LICENSEE the right, where and when necessary, to modify the TECHNOLOGY for its specific needs and applications subject to the following conditions:

6.2.1                      Such modifications of the TECHNOLOGY will not remove any obligations or benefits of the LICENSOR and LICENSEE in terms of this agreement.

6.2.2                      The LICENSEE will provide the LICENSOR with copies or drawings of the final TECHNOLOGY for each case.

7.                                      DELIVERY OF INTELLECTUAL PROPERTY

It is recorded that the LICENSOR has simultaneously with the signing of this agreement, delivered to the LICENSEE one current copy of the PATENT LICENSEE acknowledges that it is fully acquainted with the TECHNOLOGY and the PATENT and need no further information or assistance from LICENSOR to be able to EXPLOIT the PATENT.

8.                                      OBLIGATIONS ON LICENSEE

The LICENSEE undertakes to use its best endeavours to EXPLOIT the PATENT by means of manufacturing and selling of PRODUCTS based on the TECHNOLOGY to create and satisfy the market for the PRODUCTS throughout the TERRITORY to the extent of at least meeting minimum royalty payments to LICENSOR as provided for in clause 5.4.

9.                                      ROYALTIES AND MARKET REPORTS

9.1                               In consideration for the rights granted to it in terms of License 1, the LICENSEE shall invest capital and resources equal to a minimum of US$500,000.00 (five hundred thousand United States dollars) to test and develop the TECHNOLOGY, calculated from 1 January 2005, the PARTIES hereby recording that the LICENSEE has prior to the COMMENCEMENT DATE invested in development and research in the technical field covered by the TECHNOLOGY, which the LICENSOR shall receive the benefit of.

9.2                               In consideration for the rights granted to it in terms of License 2 as per clause 5.2.1, the LICENSEE shall pay the LICENSOR a once-off exclusivity fee in the amount of US$200,000.00 (two hundred thousand United States dollars), which amount shall be paid in accordance with clause 9.2.1 as of date of first SALES achieved provided that the full amount is paid on or before the third anniversary of the COMMENCEMENT DATE of this agreement or the date of termination of this agreement, whichever comes soonest, whether any SALES have been achieved or not.

9.2.1                      The once-off exclusivity fee provided for in this clause 9.2 shall be paid as a “double royalty”, which the PARTIES agree is an additional amount or amounts equal to and under similar payment frequency as the royalties payable in terms of clause 3 hereafter.

9.3                                 As from the date on which any SALES of the PRODUCTS are achieved, the LICENSEE shall further pay the LICENSOR a royalty equivalent to:

•                                         US$250.00 (two hundred and fifty United States dollars) per PRODUCT sold by or for LICENSEE in any country if the applicable PRODUCT is a wheel, and

•                                         US$1,000 (one thousand United States dollars) per PRODUCT sold by or for LICENSEE in any country if the applicable PRODUCT is a vehicle track.

The aforesaid royalty shall be paid for the life of the PATENT in any country in the TERRITORY, regardless of the royalty’s country of origin in the TERRITORY.

LICENSEE may deduct from such royalty payments a pro rata portion of:

•                                         Bona fide trade or quantity discounts that are standard in the industry and that are given with respect to such SALES, and

•                                         Sales, tariff, import, export or excise duties or taxes imposed on such SALES and paid by LICENSEE in circumstances where it cannot be accounted to the end user.

9.3.1                       For the purpose of clause 9.3, PRODUCTS are sold when shipped or invoiced, whichever occurs first.

9.3.2                       If this agreement is terminated for any reason during a ROYALTY YEAR then, for the purpose of this clause, the date of termination will be regarded the end of that ROYALTY YEAR.

9.4                               The PARTIES shall, in good faith, review the royalty after a period of 2 (two) years from the COMMENCEMENT DATE in order to, for example, agree on inflation-driven adjustments if needed.

9.5                               The LICENSEE shall within 30 (thirty) days after the end of each ROYALTY YEAR provide the LICENSOR with a statement of all sales of the PRODUCT for that ROYALTY YEAR, together with the LICENSEE’s payment in respect of royalties due to the LICENSOR. Such a statement shall include the number of PRODUCTS manufactured and the number sold for each month during the year and an enumeration of any deductions from the royalty.

9.6                               Within 60 (sixty) days of the end of the LICENSEE’s financial year, the LICENSEE shall deliver to the LICENSOR an audited statement in respect of all sales of the PRODUCTS for the previous ROYALTY YEAR. Such audited statement shall be accompanied by payment to the LICENSOR of any shortfall in respect of royalties due to the LICENSOR. Any overpayment in respect of royalties shall be deducted from the royalties due to the LICENSOR for the next ROYALTY YEAR.

10.                                 LIABILITY FOR INTEREST ON LATE PAYMENTS

10.1                           All amounts which the LICENSEE is required to pay to the LICENSOR in terms of this Agreement and which are not paid on due date shall bear interest at the prime overdraft rate charged by ABSA Bank Ltd. from time to time to its preferred clients.

10.2                          The said interest shall be calculated and compounded monthly in advance from the due date to date of payment.

10.3                          The LICENSOR’s rights to charge interest on outstanding amounts shall not detract from any other rights that the LICENSOR may have in terms of this agreement.

11.                                ACCOUNTING RECORDS

11.1                         The LICENSEE shall keep full, true and accurate books of account and records in accordance with generally accepted accounting practice containing all particulars that may be necessary for the purpose showing the amount of royalties payable to the LICENSOR in terms of this agreement. Such books of account and records shall be kept at the premises where the LICENSEE’s business is carried on.

11.2                         The LICENSEE shall permit the LICENSOR at any time during business hours, but not more frequently than once in each ROYALTY YEAR, to have a representative of the LICENSOR’s selection, provided than he/she is a qualified chartered accountant or lawyer and is reasonably acceptable to LICENSEE, examine all of the aforementioned books of account and records (including information stored in computer readable form) and to take copies of all such documents, books and records to determine whether all appropriate accounting of royalties hereunder and payments thereof have been made. The representative shall retain all information examined or copied in confidence and shall disclose to LICENSOR only the accuracy of the payments made under this Agreement. The examination may only consider books and records for transactions that occurred three years or less before the date of such examination.

11.3                         The records and documentation required by this clause 11 must be kept by the LICENSEE for 3 years from the termination of this agreement. LICENSOR may conduct one examination under clause 11.2 within 90 (ninety) days after termination of this agreement.

12.                                WARRANTIES BY THE LICENSOR

12.1                           The LICENSOR warrants and represents that:

12.1.1                it is free to grant the licence conferred by this agreement;

12.1.2                that it is the owner of the PATENT but does not warrant the validity and/or merchantability thereof to produce or market the PRODUCTS, nor that the PRODUCTS will obtain any regulatory approval that may be required, the LICENSOR hereby expressly excluding any other warranties, whether implied or by law.

13.                                CONFIDENTIALITY

13.1                         The PARTIES undertake to maintain the confidentiality of all of the information imparted to each other pursuant to this agreement, including the TECHNOLOGY. Neither PARTY may divulge, or permit to be divulged to any person any aspect of such confidential information otherwise than for the purposes of this agreement.

13.2                         The LICENSEE shall use the information imparted to it for the EXPLOITATION of the TECHNOLOGY pursuant to this agreement and for no other purposes.

13.3                         If LICENSEE uses any proprietary technology or know-how of any third party other than that licensed to the LICENSEE by this agreement in the manufacture of the PRODUCTS without the prior written consent of the LICENSOR, which consent shall not be unreasonably withheld, the use of such third party technology and know-how shall not have any effect on the royalties payable to the LICENSOR in terms of Clause 9 above.

14.                                INFRINGEMENT

14.1                         If during the currency in force of this agreement any infringement or illegal use of the TECHNOLOGY or the PATENT in the TERRITORY by any third party should come to the attention of the LICENSEE, then and in such event the LICENSEE shall notify the LICENSOR of such infringement or illegal use.

14.2                         It shall be within the discretion of the LICENSOR to determine what steps shall be taken against an infringer and the LICENSEE shall co-operate fully with the LICENSOR in whatever measures, including legal action, are taken to bring any infringement or illegal use to an end.

14.3                         Any amount of damages awarded in, or license income derived from, such action as contemplated in 14.2 above shall, after deduction of all legal costs incurred and which could be shown to the satisfaction of the LICENSOR as not having been recovered from the infringing party, be payable to the LICENSEE, which amount shall be reflected as income from SALES in the next ROYALTY YEAR statement as contemplated in Clause 9.6 above, and royalty payable on this amount shall be calculated by using the average sales price of PRODUCTS in the ROYALTY YEAR to determine the equivalent number of PRODUCTS.

14.4                         Should the LICENSOR refuse to institute action as contemplated in 14.2 above, the LICENSEE may after indemnifying the LICENSOR against any costs, bring any proceedings of whatever nature arising out of the infringement or illegal use of the PATENT or the TECHNOLOGY with the prior written consent of the LICENSOR, which consent shall not be unreasonably withheld. LICENSOR will cooperate in any such action, including being named as a party if necessary to permit the action to proceed.

14.5                         The LICENSEE shall be entitled to any damages awarded in or license income derived from proceedings instituted in terms of Clause 14.4.

15.                                CESSION AND ASSIGNMENT

The rights and obligations of the LICENSEE are personal and may not be ceded, assigned, let or otherwise disposed of in any manner whatsoever without the prior written consent of the LICENSOR, provided, however, that LICENSEE may assign this agreement and the rights granted herein, subject to South African regulatory approval and approval by the LICENSOR which approval shall not unreasonably be withheld or delayed, to a third party who acquires substantially all of LICENSEE’S assets associated with practice under this agreement.

16.                                SUBLICENSING OR SUBCONTRACTING

The LICENSEE shall not have the right to grant sub-licenses in any country in the world under this agreement without prior written consent from the LICENSOR who may not withhold consent unreasonably, and which consent shall in any event be subject to obtaining any required statutory or regulatory approvals and the terms relating to royalty payments as provided for in this agreement.

17.                                INDEMNITY AND LIABILITY

17.1                         The LICENSEE shall indemnify the LICENSOR against all claims of whatsoever nature and provide guarantees to LICENSOR to that effect, which may be made against it arising out of the EXPLOITATION by LICENSEE of the PATENT or the TECHNOLOGY or the manufacture, sale or use of PRODUCTS.

17.2                         Any claims for damages that may be instituted by LICENSEE against the LICENSOR in terms of this agreement, shall be limited to an amount equal to the actual amount of direct damages, or the aggregate amount of all payments made to the LICENSOR under the terms of this agreement, whichever is the least. This maximum liability shall be an aggregate liability for all claims howsoever arising, whether by contract, in delict or otherwise. Neither PARTY shall be liable to the other for any consequential or indirect damages arising from this agreement.

18.                                FORCE MAJEURE

18.1                         A PARTY is not liable for a failure to perform any of its obligations under this agreement insofar as it proves:

18.1.1                that the failure was due to an impediment beyond its control;

18.1.2                that it could not reasonably be expected to have taken the impediment and its effects upon the party’s ability to perform into account at the time of the conclusion of the contract; and

18.1.3                 that it could not reasonably have avoided or overcome the impediment or at least its effects.

18.2                           An impediment in Clause 18.1 may result from events such as the following, this enumeration not being exhaustive:

18.2.1                 war, whether declared or not, civil war, civil violence, riots and revolution, acts of piracy, acts of sabotage;

18.2.2                natural disasters such as violent storms, cyclones, earthquakes, tidal waves, floods, destruction by lightning;

18.2.3                 explosions, fire, destruction of machines, of factories and of any kind of installations;

18.2.4                boycotts, strikes and lock-outs of all kinds, go-slows, occupation of factories and premises, and work stoppages;

18.2.5                acts of authority, whether lawful of unlawful, apart from acts for which the party seeking relief has assumed the risk by virtue of any other provisions of this agreement and apart from the matters mentioned in Clause 18.3.

18.3                          For the purposes of Clause 18.1, “impediment” does not include lack of authorisations, of licenses, or permits or of regulatory or other approvals necessary in any country in the TERRITORY for the performance of this licence.

18.4                          Relief from liability for non-performance by reason of the provisions of Clause 18 shall commence on the date upon which the PARTY seeking relief gives notice of the impediment relied upon and shall terminate upon the date upon which such impediment ceases to exist; provided that if such impediment continues for a period of more than 6 (six) Months either PARTY shall be entitled to terminate this agreement by written notice to the other PARTY.

19.                                DISPUTE RESOLUTION AND GOVERNING LAW

19.1                         In the event of any dispute arising between the PARTIES as a result of this agreement, the dispute will be referred to the executive management of the respective PARTIES to attempt to resolve the dispute. The executive management of the PARTIES have the option to agree on mutually acceptable mediation or arbitration proceedings, failing which the dispute will be subject to Clause 19.2 below.

19.2                         This agreement shall be governed by and interpreted in accordance with the laws of the Republic of South Africa and any dispute arising therefrom shall be adjudicated by a competent high court in South Africa to which exclusive jurisdiction the PARTIES hereby agree (unless otherwise agreed to between the PARTIES at the time).

19.3                         The provisions of this Clause 19 shall survive termination of this agreement.

20.                                CANCELLATION

20.1                         Should a PARTY be in breach of any of the terms or conditions hereof and fail to remedy such breach within 30 (thirty) days after the receipt of written notice, then the aggrieved PARTY shall be entitled at such PARTY’s option to institute proceedings immediately for enforcement of the terms of this agreement, or alternatively and without further notice to declare this agreement cancelled; all of which may be done without prejudice to any claim the aggrieved PARTY may have for damages arising from breach of contract or any other cause.

20.2                           Any PARTY may terminate this agreement at any time by giving to the other (“the defaulting PARTY”) notice of such termination if:

20.2.1                the defaulting PARTY is, other than for the purposes of reconstruction or amalgamation, placed under voluntary or compulsory liquidation or under judicial management or under receivership or under the equivalent of any of the foregoing;

20.2.2                 a final and unappeasable judgement against the defaulting PARTY remains unsatisfied for a period of 30 (thirty) days or more after it comes to the notice of the management of the defaulting PARTY;

20.2.3                the defaulting PARTY makes any arrangement or compromise with its creditors generally, or ceases, or threatens to cease, to carry on business.

20.3                         Any termination of this agreement shall not absolve the PARTIES from the obligation to observe the confidentiality measures and other restraints as set out herein.

20.4                         LICENSEE may terminate or cancel this agreement without cause at any time upon 60-days advance written notice to LICENSOR. In such event, the exclusivity fee payable under Clause 9.2 above shall remain fully payable regardless of the timing of the termination by LICENSEE, and the minimum royalties for each ROYALTY YEAR up to such termination will also be payable under Clauses 5.4 and 9.3.2 above.

21.                                WHOLE AGREEMENT

21.1                         This document constitutes the whole of the agreement (to the exclusion of all else) between the PARTIES relating to the subject matter hereof, and also supersedes all previous agreements pertaining to the same subject matter, whether written or otherwise, between the PARTIES.

21.2                         No amendment, alteration, addition, variation or consensual cancellation of this document will be valid unless in writing and signed by the PARTIES.

22.                                WAIVER

22.1                         No waiver of any of the terms or conditions of this agreement will be binding for any purpose unless expressed in writing and signed by the PARTY giving the same and any such waiver will be effective only in the specific instance and for the purpose given.

22.2                         No failure or delay on the part of either PARTY in exercising any right, power or privilege will operate as a waiver, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

23.                                DOMICILIUM AND NOTICES

The PARTIES hereby choose domicilium citandi et executandi for all purposes in terms hereof as follows:

The CSIR,
The Executive Director:
Defence, Peace, Safety & Security,
Meiring Naude Road,
Scientia,
Pretoria, 0002

FORCE PROTECTION TECHNOLOGIES INC,
The President
Force Protection Technologies Inc
9801 Highway 78
Ladson
South Carolina 29456

23.1                         Either PARTY shall be entitled to change its domicilium citandi et executandi by giving written notice thereof to the other, provided that such change shall not take effect until receipt by the other PARTY of such notice.

23.2                         All notices to be given by hand by the PARTIES to each other in terms hereof shall be given to the aforesaid addresses by delivery thereto, or if by posting by prepaid registered mail, or by telefax to the following addresses:

The CSIR
P O Box 395
Pretoria
0001
Fax No. :+ 27 12 841-3803

FORCE PROTECTION TECHNOLOGIES INC
VP: Legal Affairs
9801 Highway 78
Ladson
SC 29456
United States of America
Fax No. :  (+1) 843 553-1311

24.                                 NOTICES

24.1                         All notices in terms of this agreement shall be in writing addressed to the chosen address of the PARTY and shall be sent by prepaid registered post or courier, or shall be physically delivered, or shall be sent by facsimile to the numbers as set out in Clause 23 above (or to any replacement number), provided that proof of delivery can be provided.

24.2                         Posted and couriered notices shall be deemed to have been received on the 5th business day following posting.

25.                                SEVERABILITY

In the event that any of the provision of this agreement are found to be invalid, unlawful or unenforceable, such terms shall be severable from the remaining  terms, which shall continue to be valid and enforceable.

26.                                COSTS

Each PARTY shall bear its own costs in regard to the negotiations and finalisation of this license agreement.

Signed at Pretoria  on this 6th day of July  2007.

As witnesses:

1.	/s/ illegible

2.	/s/ illegible	/s/ J. Strydan
For CSIR

Signed at Charleston, S.C. on this 29th day of May 2007.

As witnesses:

1.	/s/ Raymond Pollard

2.	/s/ John Wall III____	/s/ Gordon R. McGilton
For FORCE PROTECTION TECHNOLOGIES INC.